                                                                  Exhibit 10(17)

                                                                        FINAL v4
                                                                        --------




                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of June 1, 1999 (the "Effective Date"), is made by and between AVI MOSKOWITZ (hereinafter "Employee") and VIRTUAL COMMUNITIES INC., a Delaware corporation, having its principal executive offices at 151 West 25th Street, New York, NY 10001 (hereinafter "Company").

          WHEREAS, Employee has been employed by Virtual Communities Israel Ltd., an Affiliate of the Company, pursuant to an Executive Employment Agreement dated January 1, 1998, and Employee and Virtual Communities Israel Ltd. have terminated this Agreement and have terminated Employee's employment by Virtual Communities Israel Ltd. pursuant to a Termination Agreement dated May 31, 1999. For the purpose of this Agreement, an "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Employer;

          WHEREAS, the Company desires to employ Employee and Employee desires to accept such employment on the terms set forth in this Agreement;

          WHEREAS, the Company considers the services of Employee to be provided under this Agreement to be unique, extraordinary, and/or of intellectual character.

          WHEREAS, the Company has spent significant time, effort, and money to develop certain Proprietary Information and Confidential Information (as defined below), which Employer considers vital to its business and goodwill, and will continue to do so. The Proprietary Information and Confidential Information will necessarily be communicated to or acquired by Employee in the course of his employment with the Company, and the Company wishes to hire Employee only if, in doing so, it can protect its Proprietary Information, Confidential Information and goodwill.

          NOW THEREFORE, the parties hereto agree as follows:

          1. Position and Responsibilities.
             -----------------------------

               1.1 Employee shall serve as the Chief Executive Officer and President of the Company and shall report to the Company's Board of Directors. Employee shall be responsible for performing the duties and exercising supervision over the business of the Company as determined by the Board of Directors. Without limiting the foregoing, unless otherwise determined by the Board of Directors, Employee shall be responsible for performing the duties and exercising supervision as are customarily performed by the President and Chief Executive Officer. Employee agrees to hold any additional officer and director positions to which he is elected.

               1.2 During the term of this Agreement, Employee shall devote his full time to the performance of the duties under this Agreement. Employee shall perform his duties under this Agreement to the best of Employee's ability and shall devote his best efforts to the performance of these duties and to the business and affairs of Company, in accordance with the reasonable instructions and directions of the Board of Directors, and, in doing so, shall duly and faithfully perform and observe any and all reasonable rules and policies which Company may now or shall hereafter establish governing the conduct of its business.

                                                                        FINAL v4
                                                                        --------

               1.3 The primary place for the performance of Employee's duties shall be New York, New York, or at such other locations as the Company shall reasonably designate. Although the parties acknowledge that Employee's duties hereunder will require travel out of the United States, if Employee is required to remain outside the New York Metropolitan Area for a period of more than three consecutive months, the Company, at its sole and reasonable expense, will relocate Employee and his family to the new location upon terms and conditions reasonably acceptable to Employee.

               1.4 Except upon the prior written consent of the Company, Employee will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage directly or indirectly in any other business activity (whether or not pursued for pecuniary advantage) that are competitive with the Company, that will create a conflict of interest with the Company, or that otherwise directly interferes with Employee's duties and responsibilities hereunder.

          2. Term of Employment.
             ------------------

               2.1 Employee's employment under this Agreement shall commence on the Effective Date and continue through May 31, 2002 (the "Initial Term"), unless sooner terminated as provided in Sections 2.2 through 2.7. This Agreement will be renewed automatically for an additional one (1) year period (without any action by either party) on the last day of the Initial Term and on each anniversary thereof, unless one party gives to the other advance written notice that the Agreement is to be terminated. Nothing stated in this Agreement or represented orally or in writing to either party shall create an obligation to renew this Agreement. However, if either party decides not to renew this Agreement, the party terminating the Agreement must provide the notice period provided for in Sections 2.2 through 2.7 below.

               2.2 At any point during the term of this Agreement, Employee's employment shall terminate automatically upon the Employee's death, in which case the Company's obligations to compensate Employee under Section 3 of this Agreement will terminate immediately, except that (i) compensation through the date of such termination of employment shall be paid to Employee's estate, legal
representative or designated beneficiary, as appropriate and (ii) for   six (6)
months following his death, the Company shall pay the premiums for any continuation coverage provided to the immediate members of Employee's family pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The immediate members of Employee's family will timely elect COBRA continuation coverage. Nothing herein shall be deemed to require the Company to establish or maintain any such major medical and other health, accident, life or other disability plans and programs, and the Company shall have the right in its sole discretion to change or terminate any such plans.

               2.3 At any point during the term of this Agreement, the Company may, to the extent permitted under applicable law, terminate Employee's employment immediately upon written notice if Employee is deemed "permanently disabled" under Company's disability insurance policy or the Company determines that Employee shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than three
(3) consecutive months or ninety (90) days in the aggregate in any twelve-month (12-month) period. Employee's rights under any of the Company's benefit plans are governed by the terms of the applicable plan and not by this Section 2.3.

                    If the Company terminates Employee pursuant to this Section 2.3, the Company's obligations to compensate Employee under Section 3 of this Agreement will terminate immediately, except that (i) compensation through the date of such termination of employment shall be paid to Employee and (ii) for six (6) months following any such termination, the Company shall pay the premiums for any continuation coverage provided to Employee and the immediate members of Employee's family pursuant to the Consolidated

                                                                        FINAL v4
                                                                        --------

Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Employee will timely elect COBRA continuation coverage. Nothing herein shall be deemed to require the Company to establish or maintain any such major medical and other health, accident, life or other disability plans and programs, and the Company shall have the right in its sole discretion to change or terminate any such plans.

               2.4 At any point during the term of this Agreement, Company shall have the right, immediately upon written notice to Employee, to terminate Employee's employment at any time for "Cause," as defined below. If, prior to the end of the term of this Agreement, Company terminates Employee's employment for Cause, then Company's obligations to compensate Employee under Section 3 of this Agreement will terminate immediately, except for compensation through the date of such termination of employment. For purposes of this Agreement, "Cause" shall mean: (i) Employee's material breach of any material term or condition of this Agreement (other than as set forth in Section (ii) below), unless Employee cures such breach within thirty (30) days after the Company gives Employee written notice of the breach; (ii) Employee's (A) failure to substantially perform his material job duties hereunder or (B) willful or continued violation of any lawful directions from the Company's Board of Directors that are within the scope of Employee's employment hereunder, provided, however, that no discharge for Cause under this Section (ii) shall be deemed effective unless Employee shall have first been given notice by the Company advising Employee of the specific conduct or omission alleged to constitute Cause and such cause is not cured after Employee has had a reasonable opportunity of at least thirty
(30) days to cure such Cause, unless such Cause is not capable of being cured;
(iii) conviction or plea of no contest to any crime that (A) constitutes a felony in the jurisdiction involved, (B) involves loss or damage to or destruction of property of the Company, (C) results in the incarceration of Employee following his conviction for such crime for a period in excess of 24 hours, or (D) is a crime involving moral turpitude; (iv) misconduct which has a material adverse effect on the business affairs of the Company; (v) embezzlement, fraud or unauthorized appropriation of the Company's property. Notwithstanding the foregoing, any failure by Employee to perform his duties hereunder due to a physical or mental incapacity shall be governed by Section 2.3.

               2.5 At any point during the term of this Agreement, Company shall have the right, upon twelve (12) months written notice to Employee, to terminate Employee's employment without Cause, in which case, Company's obligation to compensate Employee under Section 3 of this Agreement will terminate upon completion of such twelve (12) month notice period. If the Company terminates Employee's employment pursuant to this Section 2.5, the Company may, in its sole discretion, terminate Employee's employment prior to the completion of the notice period, as long as the Company compensates Employee as set forth in Section 3 through the end of such twelve (12) month notice period.

               2.6 At any point during the term of this Agreement, Employee shall have the right, immediately upon written notice, to terminate his employment for Good Reason, as defined below. If, at any point during the term of this Agreement, Employee terminates his employment for Good Reason, then the Company will be obligated to compensate Employee as if the Company had terminated Employee's employment without Cause. For purposes of this Agreement, "Good Reason" shall mean (i) if the Company effects a material diminution in Employee's duties not commensurate with the status of the office of President and Chief Executive Officer, (ii) a breach by the Company of its material obligations under this Agreement, (iii) the relocation of the principal executive offices of the Company in excess of 50 miles from their present location not consented to by the Employee, (iv) a material reduction in Employee's salary then in effect, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company or a reduction made when Employee relocates outside the United States, or (v) any circumstance whereby, without the Employee's consent, Employee is required to work on the Jewish Sabbath or on any Jewish holiday, and as a result

                                                                        FINAL v4
                                                                        --------

thereof, the Employee reasonably determines that he would be prohibited under Jewish law from continuing his duties set forth hereunder; provided, however, that no termination for Good Reason shall be deemed effective unless the Company shall have first been given notice by Employee advising the Company of the specific conduct or omission alleged to constitute Good Reason within ninety
(90) days of the specific conduct or omission and such Good Reason is not cured after the Company has had a reasonable opportunity of at least thirty (30) days to cure such Good Reason.

               2.7 At any time during the term of this Agreement, Employee shall have the right, upon ninety (90) days prior written notice to the Company, to terminate his employment without Good Reason, in which case, Company's obligation to compensate Employee under Section 3 of this Agreement will terminate upon completion of such ninety (90) day notice period. If Employee terminates his employment pursuant to this Section 2.7, the Company may, in its sole discretion, terminate Employee's employment prior to the completion of the notice period, as long as the Company compensates Employee as set forth in
Section 3 through the end of such ninety (90) day notice period.


          3. Compensation.
             ------------

               3.1 During the period of this Agreement, Company shall pay to Employee a Base Salary of $15,225.00 per month, payable in installments in accordance with Company regular practices. The Board of Directors or its Compensation Committee shall review the Base Salary annually and may, in its sole discretion, change the Base Salary.

               3.2 Employee shall be eligible to receive annual bonuses. The Board of Directors or its Compensation Committee shall determine each bonus in its sole discretion based on Employee's work performance and contribution to
Company, and Company's performance.   The annual bonus awarded to Employee, if
any, shall be no less than the amount of the maximum bonus awarded to any other executive of the Company (other than sales executives) that year by the Board of Directors.

               3.3 Employee currently holds two Warrants to purchase the Company's common stock (W-15 for 100,000 shares and W-17 for 40,000 shares) and an incentive option to purchase 242,000 shares of the Company's common stock dated May 25, 1997, all of which shall continue to be effective according to their terms. In addition, to compensate Employee for his acceptance of this position and his relocation from Israel, the Company shall recommend to the Board of Directors that Employee be granted an option to purchase 200,000 shares of the Company's common stock, which shall vest over three years, shall have an exercise price of no less than the Merger Agreement price [i.e., $2.10] pursuant to the Merger Agreement dated June 2, 1999, and shall be governed by the terms of the Company's 1999 Stock Option Plan and the Incentive Stock Option Contract, in substantially the form of the Incentive Stock Option Contract attached as Exhibit A. In addition, the Board of Directors or its Compensation Committee may in its sole discretion award Employee annually an option based on Employee's work performance and contribution to the Company. The target for the first such award shall be an option to purchase 100,000 shares of the Company's common stock, but the Board of Directors shall not be prevented from awarding a larger option if Employee's work performance exceeds the goals established by the Board of Director in its discretion, and may award a smaller option or no option if Employee does not achieve these goals.

               3.4 Company shall reimburse Employee for reasonable business expenses incurred on behalf of Company upon presentation of appropriate receipts in accordance with Company's written policies with respect thereto.

                                                                        FINAL v4
                                                                        --------

               3.5 The Company shall reimburse Employee for reasonable travel expenses incurred because of Employee's duties hereunder. If Employee is required by his duties hereunder to remain anywhere other than the New York Metropolitan Area for a period of more than four consecutive weeks, the Company will pay for one round trip economy plane fare for Employee's wife and children.

               3.6 The Company shall provide an automobile for Employee's use while he is in the United States. The Company may in its sole discretion provide the automobile by renting, leasing, purchasing or the equivalent; provided that the Company shall not be required to pay more than $500 per month, exclusive of insurance, fuel and maintenance.

               3.7 Employee shall be eligible to participate, on no less favorable a basis than other employees of Company of similar position, authority and compensation package to Employee's, in any benefit policies or plans that Company from time to time may offer to or provide for its employees, including any health, hospitalization, medical, dental, vision, pension, profit sharing, disability insurance benefit plans. Nothing herein shall be deemed to require the Company to establish or maintain any such plan, and the Company shall have the right in its sole discretion to change or terminate any such plans. Employee shall be entitled to eighteen (18) days of paid vacation per year, increasing one (1) day each calendar year up to a maximum of twenty-four (24) days of paid vacation per year. Such vacation pay benefits shall be subject to the terms of the Company's regular policy. In addition, Company agrees to obtain on behalf of Employee a whole life insurance policy in the amount of $500,000 and a term life insurance policy in the amount of $500,000. Employee shall have the right to own the policies and designate the beneficiaries. The Company will have the right to select the policy terms and will not be required to spend in excess of $8,000 per year in premiums.

               3.8 Employee recognizes that the compensation, benefits and other amounts provided by Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

          4. Ownership of and Rights to Proprietary Information.
             --------------------------------------------------

               4.1 Employee hereby agrees to transfer and assign and does hereby transfer and assign to Company all of Employee's rights, title and interests in and to any and all Proprietary Information (as defined in Section 4.4) discovered, conceived, developed, created or reduced to practice by Employee personally or jointly during Employee's employment with Company. Employee agrees to disclose to Company the existence of all such Proprietary Information, and further agrees to execute and deliver promptly all proper papers and perform all legal acts which Company deems necessary or desirable to vest in Company all of Employee's right, title and interest in and to such proprietary information, to enable Company to file patent applications, and to obtain and maintain Letters Patent with respect to patentable material and to enable Company to confirm or perfect its rights in copyrightable material. Employee agrees that all Proprietary Information described herein is a "work made for hire," and in the event that it is determined that any such work is deemed not to be a "work made for hire," the foregoing assignment and agreement to transfer and assign shall apply.

               4.2 Employee acknowledges, agrees, represents and warrants that, any and all ideas, inventions, materials or works created or submitted by Employee for or to Company hereunder (excluding any material which is assigned by Company to Employee for preparation)

                                                                        FINAL v4
                                                                        --------

(A) shall, to Employee's knowledge as of the date of such submission to the Company, not be subject to an obligation of confidentiality of any nature or kind in favor of, or infringe upon or violate any rights of any third person, including but not limited to any right or interest in any copyright, patent or trade secret rights, and (B) shall be owned exclusively by Company, and Employee shall not assert or claim any right, title or interest therein.

               4.3 "Proprietary Information," for purposes of this Agreement means proprietary information, technology or know how of, concerning or related to Company or its business or operations, including but not limited to (i) source code and documentation for proprietary computer software and any other trade secrets, software, work product, processes, formulas, schematics, analyses, inventions, ideas, improvements of Company or know-how relating thereto; (ii) any material which is protected by copyright, (iii) advertising, product development, strategic and business plans and information, including customer and prospect lists, of Company; and (iii) confidential financial information (including prices and costs) concerning the business of the Company.

          5. Name and Likeness.  During the period this Agreement remains in
             -----------------
effect, Company shall have the right to reasonably use, in the form approved by Employee prior to any such use, Employee's name as well as Employee's biography and likeness in connection with its business, including in advertising its products and services, and may, with Employee's permission, which shall not be withheld unreasonably, grant this right to others, but not for use as a direct endorsement.

          6. Confidentiality.
             ---------------

               6.1 Employee shall not, during the term and thereafter, disclose Confidential Information of Company (other than to an employee of Company or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of services hereunder) and shall not use Confidential Information of Company for any purpose beyond the performance of services under this Agreement without the prior written consent of Company, except as required by law, judicial process or governmental agency with the authority to order such disclosure, provided that Employee provides written notice to the Company reasonably in advance of any disclosure that is required by law, judicial process or governmental agency with the authority to order such disclosure. All Confidential Information shall remain the property of Company. Upon termination of employment, Employee shall return to Company all documents, records, plans, designs, notebooks and other evidences, including all copies thereof, of information, including proprietary information and/or Confidential Information, obtained by Employee during employment.

               6.2 The obligation of confidence under this Agreement shall not apply to information which Employee can show from documented records is or becomes generally available to the public without fault of Employee, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

               6.3 "Confidential Information," for purposes of this Agreement, shall mean all information maintained in confidence by Company. It includes, but is not limited to, all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use. It also includes, but is not limited to, proprietary information and information relating to such business matters as research and development, manufacturing processes, management systems and techniques, the identity and profiles of customers and suppliers and sales and marketing plans and information, as well as Company personnel information. Such information may be marked as confidential or proprietary, or received under circumstances reasonably interpreted as imposing an obligation of

                                                                        FINAL v4
                                                                        --------

confidentiality. Such information does not lose its status as Confidential Information merely because it was known by a limited number of persons or entities or because it was not entirely originated by Company. Employee acknowledges that the Confidential Information of Company is a valuable, special and unique asset of Company, and that any disclosure of such Confidential Information may be materially damaging to Company.

               6.4 During the term of his employment and for one (1) year thereafter, Employee shall not, for himself or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including, without limitation, the solicitation of or interference with any of its customers, clients, business partners or suppliers, (b) employ, solicit for employment or recommend for employment any person employed by the Company or who was employed by the Company during the preceding six months, or
(c) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is competitive with the Company, including, without limitation, the formation or promotion of, or being employed by any entity that is competitive with, the Company. Employee acknowledges that the Company's business is global in nature and that these restrictions will apply anywhere in the world. Employee further acknowledges that there is a substantial likelihood that the activities described in this Section would involve the unauthorized use or disclosure of the Company's Proprietary Information and Confidential Information and that use or disclosure of such information would be extremely difficult to detect. The Employee has accepted the limitations of this Section 6.4 as a reasonably practicable and unrestrictive means of preventing such use or disclosure and protecting the Company's goodwill.

          7. Enforcement.  Except for claims for workers' compensation, claims
             -----------
for unemployment insurance, claims relating to the agreements, obligations or covenants set forth in Section 4 of this Agreement, and claims within the exclusive jurisdiction of the National Labor Relations Board, any and all controversies or claims arising out of, in connection with, or in relation to any aspect of this Agreement or Employee's employment with Company (or termination thereof) shall be resolved by arbitration in New York, New York; such arbitration to be conducted in accordance with the then applicable Employment Dispute Resolution rules of the American Arbitration Association.
The arbitration award shall be final and binding upon the parties to the arbitration and judgment thereon may be entered in any court having jurisdiction. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in state or federal court. Employee specifically agrees that it may difficult to fully compensate the Company for damages caused by a breach of Sections 4 or 6 and that the Company shall entitled to temporary and permanent injunctive relief to enforce these provisions without the necessity of proving actual damages. For the purposes this Agreement, Employee hereby submits to the jurisdiction of the federal and state courts in New York and notice of demand, process and/or summons in connection with legal proceedings, may be served upon Employee by registered or certified mail in accordance with
Section 8.5 with the same effect as if personally served.

          Employee understands and agrees that this Section 7 contains a full and complete statement of any agreements and understandings regarding resolution of disputes between Company and Employee, and agrees that this Section 7 supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Section 7.

          EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A TRIAL BY JURY OF ANY MATTERS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.

                                                                        FINAL v4
                                                                        --------

          8. Miscellaneous.
             -------------

               8.1  Survival.  Employee's duties under Sections 4, 6 and 7
                    --------
shall survive termination of Employee's employment with Company to the extent provided under each such Section.

               8.2  Assignment.  Employee agrees not to assign, sell, transfer,
                    ----------
delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other entity, or the sale by Company of all or substantially all of its assets, or the otherwise lawful assignment by Company of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

               8.3  Interpretation.  In case any one or more of the provisions
                    --------------
contained in the Agreement shall be held to be invalid, illegal or unenforceable in any respect, for any reason, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall be held to be excessively broad, for any reason, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law. In the event of any inconsistency between this Agreement and Company's employment manual, this Agreement shall govern.

               8.4  Notices.  Any notice which Company is required or may
                    -------
desire to give to Employee shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at Employee address of record with Company or at such other place as Employee may from time to time designate in writing. It will be Employee's responsibility to immediately notify Company, in writing, of any change in employee's address of record. Any notice which Employee is required or may desire to give to Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to Company at its principal office, or at such other office as Company may from time to time designate in writing (with a copy to Company's counsel, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104). The date of personal delivery or the date of mailing such notice shall be deemed to be the date of delivery thereof.

               8.5  Waiver.  The provisions of this Agreement may not be waived,
                    ------
except by a written instrument executed by the party against which such waiver is to be enforced. A waiver by either party of the breach of any provisions of this Agreement shall not thereby be deemed to have been a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement.

               8.6  Complete Agreement; Amendments.  The foregoing is the entire
                    ------------------------------
agreement of the parties with respect to the subject matter hereof. Except as otherwise provided herein, this Agreement supersedes all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the employment of Employee, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

                                                                        FINAL v4
                                                                        --------

               8.7  Applicable Law.  This Agreement has been negotiated in, and
                    --------------
shall be governed by the internal laws of the State of New York without regard to the principles of conflicts of law.

               8.8  Headings.  The headings of the sections hereof are inserted
                    --------
for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

               8.9  Expectations Regarding Employment.
                    ---------------------------------

                    (a) COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT EXPRESSES ALL OF THE EXPECTATIONS BETWEEN EMPLOYEE AND COMPANY REGARDING THE TERM OF EMPLOYEE'S EMPLOYMENT AND EMPLOYEE'S AND COMPANY'S RIGHT TO TERMINATE THAT EMPLOYMENT. EMPLOYEE SHALL HAVE NO GREATER RIGHTS AS AN EMPLOYEE OF COMPANY (OR OF ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF COMPANY) THAN ANY OTHER PERSON WHO IS NOT RELATED TO COMPANY OR SUCH AFFILIATE IN MORE THAN ONE SUCH CAPACITY.

                    (b) EMPLOYEE CONFIRMS THAT EMPLOYEE HAS REVIEWED THIS AGREEMENT CAREFULLY AND UNDERSTANDS IT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY AND VOLUNTARILY AND BASED ON EMPLOYEE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT. EMPLOYEE FURTHER CONFIRMS THAT EMPLOYEE HAS CONSULTED WITH OR BEEN AFFORDED AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REPRESENTING EMPLOYEE CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG EMPLOYEE, COMPANY WHICH MAY HAVE BEEN ENTERED INTO SUBSTANTIALLY CONTEMPORANEOUSLY WITH THIS AGREEMENT.

               8.10 Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties have hereunto set their hand as of the date first set forth above.


                                        /s/Avi Moskowitz
                                        --------------------------------------
                                        AVI MOSKOWITZ


                                        VIRTUAL COMMUNITIES INC.


                                        BY: /s/David Morris
                                         Name: David Morris
                                         Title: Director______________________